Exhibit 10.74

SECOND AMENDMENT TO

REVOLVING LINE OF CREDIT AGREEMENT

This Second Amendment (this “Amendment”) is made as of December 3, 2007 to that certain Revolving Line of Credit Agreement dated March 16, 2007, as amended May 15, 2007 (the “Loan Agreement”) by and among SOVEREIGN BANK (the “Bank”) and MEDICAL SOLUTIONS MANAGEMENT, INC., a Nevada corporation having its principal place of business at 237 Cedar Hill Street, Marlborough, Massachusetts 01752 (the “Borrower”). Capitalized terms used and not defined in this Amendment shall have the meanings ascribed to them in the Loan Agreement.

RECITALS

The Borrower has requested that the Bank agree to amend the Loan Agreement to extend the Maturity Date of the Revolving Credit Facility and to modify certain financial reporting requirements. The Bank is willing to so amend the Revolving Credit Facility on the additional terms and conditions set forth in this Amendment.

AGREEMENT

In consideration of the foregoing, of the undertakings of the Borrower and the Bank herein, and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Upon delivery to the Bank of an executed and effective Amendment No. 2 to Letter of Credit in the form of Exhibit A hereto, Section 1.8 of the Loan Agreement shall be amended to read as follows:

“1.8 Collateral Security. The Obligations of the Borrower are supported by an irrevocable Standby Letter of Credit issued in favor of the Bank in the maximum drawing amount of $3,060,000.00 (the “Letter of Credit”) issued by Custodial Trust Company, an affiliate of The Bear Stearns Companies. Such Letter of Credit is number 00034, and a true copy of the Letter of Credit and Amendments 1 and 2 thereof is annexed to this Agreement as Exhibit A. The Letter of Credit shall have an expiry of not sooner than March 15, 2009, subject to the terms and conditions of the Letter of Credit.”

2. Effective on the date of this Amendment, Section 4.6 of the Agreement shall be deleted in its entirety and replaced with the following text:

“4.6 Financial Reporting. The Borrower shall provide the Bank with the following financial reports at the times set forth below: (i) as soon as available and in any event within 45 days of the end of each quarter, Borrower’s financial statements as filed with the SEC on Form 10-Q, and (ii) as soon as available and in any event within 90 days of the end of each fiscal year, Borrower’s audited financial statements as filed with the SEC on Form 10-K for such year, and (iii) such other financial and business reporting as the Bank may reasonably require and as may be reasonably available.”

3. The Borrower confirms that the outstanding principal balance under the line of credit is $3,000,000.00 as of December 3, 2007.

4. The Borrower represents and warrants to the Bank that all of the representations and warranties made by the Borrower in the Loan Agreement and other Loan Documents are and continue to be true and correct on the date hereof, except for any representation or warranty which expressly refers to an earlier date, and that it is in compliance with the covenants and agreements contained in the Loan Agreement.

5. The Borrower further represents and warrants that this Amendment is a valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be affected by bankruptcy and other similar laws of general application affecting the rights and remedies of creditors.

6. Except as otherwise expressly provided in this Amendment, nothing in this Amendment shall extend to or affect in any way any of the Obligations or any of the rights and remedies of the Bank arising under the Loan Agreement and other Loan Documents, and the Bank shall not be deemed to have waived any or all of such rights and remedies with respect to any Event of Default or event or condition which, with notice or the lapse of time, would become an Event of a Default and which, upon the Borrower’s execution and delivery of this Amendment, might otherwise exist or which might hereafter occur.

7. By execution of this Amendment, the Borrower acknowledges and confirms that it does not, as of the date of this Amendment, have any offsets, defenses or claims against the Bank, or any of its officers, agents, directors or employees whether asserted or unasserted to payment and performance when due of the Obligations.

8. The Borrower acknowledges and agrees that it shall immediately pay to the Bank for reimbursement the full amount of all reasonable out-of-pocket costs and expenses of the Bank incurred by the Bank in preparation and documentation of this Amendment and all documents ancillary hereto or incurred by the Bank after the date of this Amendment in connection with administration of the Obligations or enforcement of any rights of the Bank under the Loan Agreement and other Loan Documents or otherwise in respect of any of the Obligations.

9. If any clause or provision of this Amendment is determined to be illegal, invalid or unenforceable under any present or future law by the final judgment of a court of competent jurisdiction, the remainder of this Amendment will not be affected thereby. It is the intention of the parties that if any such provision is held to be invalid, illegal or unenforceable, there will be added in lieu thereof an enforceable provision as similar in terms to such provision as is possible, and that such added provision will be legal, valid and enforceable.

10. This Amendment is delivered to the Bank in the Commonwealth of Massachusetts and it is the desire and intention of the parties that this Amendment and the Loan Documents be in all respects interpreted according to the laws of the Commonwealth of Massachusetts. The Borrower specifically and irrevocably consents to the personal and subject matter, jurisdiction and venue of the federal and state courts of the Commonwealth of Massachusetts with respect to all matters concerning this Amendment or the Loan Documents or the enforcement of any of the foregoing.

Executed and delivered as of December 3, 2007.

WITNESS	BORROWER MEDICAL SOLUTIONS MANAGEMENT, INC.

/s/ Illegible	By:	/s/ Brian Lesperance

BANK SOVEREIGN BANK

	By:	/s/ Joseph Massimo

EXHIBIT A

IRREVOCABLE STANDBY LETTER OF CREDIT NO. 00034

AMENDMENT NO. 1

AMENDMENT DATE: MAY 15, 2007

BENEFICIARY:	APPLICANT:

SOVEREIGN BANK 3 FRIENDS LANE, 3RD FLOOR NEWTOWN, PA 18940 ATTENTION: STANDBY LETTER OF CREDIT DEPARTMENT	MEDICAL SOLUTIONS MANAGEMENT INC. 237 CEDAR HILL STREET MARLBOROUGH, MA 01752

GENTLEMEN/LADIES:

WE HEREBY BY MEANS OF THIS AMENDMENT NO. 1, AMEND OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. 00034 ORIGINALLY ISSUED ON MARCH 16, 2007 (THE “LETTER OF CREDIT”), AS FOLLOWS:

THE AMOUNT OF THE LETTER OF CREDIT IS INCREASED BY $1,530,000 TO THE NEW MAXIMUM AMOUNT OF $3,060,000 (THREE MILLION SIXTY THOUSAND AND 00/100 U.S. DOLLARS), EFFECTIVE AS OF THE AMENDMENT DATE SET FORTH ABOVE.

THIS AMENDMENT NO. 1 TO THE LETTER OF CREDIT SHALL BE ATTACHED TO THE LETTER OF CREDIT, AND FORM ONE INSTRUMENT THEREWITH, EXCEPT AS MODIFIED EXACTLY AS SET FORTH IN THE IMMEDIATELY PRECEDING PARAGRAPH, ALL TERMS AND CONDITIONS OF THE LETTER OF CREDIT SHALL CONTINUE TO BE IN FULL FORCE AND EFFECT.

VERY TRULY YOURS, CUSTODIAL TRUST COMPANY

/s/ BEN J. SZWALBENEST
BEN J. SZWALBENEST PRESIDENT

Member F.D.I.C.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. 00034

RE:	CREDIT AGREEMENT DATED AS OF MARCH 16, 2007, (THE “CREDIT AGREEMENT”) BY AND AMONG MEDICAL SOLUTIONS MANAGEMENT INC. AND SOVEREIGN BANK

BENEFICIARY:	APPLICANT:

SOVEREIGN BANK 3 FRIENDS LANE, 3RD FLOOR NEWTOWN, PA 18940 ATTENTION: STANDBY LETTER OF CREDIT DEPARTMENT	MEDICAL SOLUTIONS MANAGEMENT INC. 237 CEDAR HILL STREET MARLBOROUGH, MA 01752

ISSUE DATE:	MARCH 16, 2007

MAXIMUM AMOUNT:	U.S. $1,530,000.00 (ONE MILLION FIVE HUNDRED THIRTY THOUSAND AND 000/100 U.S. DOLLARS)

EXPIRATION DATE:	MARCH 15, 2008

DEAR SIRS:

WE HEREBY ISSUE OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. 00034 (THIS “LETTER OF CREDIT”) IN YOUR FAVOR, EFFECTIVE IMMEDIATELY, AND AVAILABLE AT OUR COUNTERS LOCATED AT 101 CARNEGIE CENTER, PRINCETON, NEW JERSEY 08540 UPON PRESENTATION OF YOUR DRAFT AT SIGHT AS INDICATED BELOW AND PURPORTEDLY SIGNED BY ONE OF YOUR OFFICERS OR AUTHORIZED SIGNATORIES, UP TO AN AGGREGATE AMOUNT OF ONE MILLION FIVE HUNDRED THIRTY THOUSAND AND ZERO CENTS ($1,530,000,00).

THIS LETTER OF CREDIT EXPIRES ON MARCH 15, 2008.

FUNDS UNDER THIS LETTER OF CREDIT ARE AVAILABLE TO YOU AGAINST YOUR SIGHT DRAFT, PRESENTED TO US NO LATER THAN THE EXPIRATION DATE OF THIS LETTER OF CREDIT AND ACCOMPANIED BY THE ORIGINAL OF THIS SIGNED LETTER OF CREDIT (AND, IF APPLICABLE, ANY AMENDMENTS THERETO) AND THE FOLLOWING WRITTEN STATEMENT, PURPORTEDLY SIGNED BY ONE OF YOUR OFFICERS OR AUTHORIZED REPRESENTATIVES, READING AS FOLLOWS:

“THE UNDERSIGNED, A DULY AUTHORIZED REPRESENTATIVE OF BENEFICIARY, HEREBY CERTIFIES THAT THERE EXISTS A SUM OUTSTANDING DUE TO US AS A RESULT OF A DEFAULT UNDER THE CREDIT AGREEMENT (AS SUCH TERM IS DEFINED IN THE LETTER OF CREDIT) IN THE AMOUNT OF $            .”

PRESENTATION MAY BE MADE IN PERSON OR VIA NATIONALLY RECOGNIZED OVERNIGHT COURIER TO THE ATTENTION OF LETTER OF CREDIT DEPARTMENT, CUSTODIAL TRUST COMPANY, 101 CARNEGIE CENTER, PRINCETON, NEW JERSEY 08540.

THE AMOUNT OF YOUR DRAFT DRAWN HEREUNDER MUST BE THE SAME AS THE AMOUNT OWING AS OF THE DATE OF THE DRAWING AS SET FORTH IN THE ABOVE REQUIRED WRITTEN STATEMENT AND THE DRAFT MUST BEAR ON ITS FACE THE MENTION: “DRAWN UNDER CUSTODIAL TRUST COMPANY IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER 00034.” PARTIAL AND MULTIPLE DRAWINGS ARE PERMITTED UNDER THIS CREDIT.

WE HEREBY AGREE WITH THE DRAWERS, ENDORSERS AND BONA FIDE HOLDERS OF YOUR DRAFT DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT, THAT SUCH DRAFT WILL BE DULY HONORED UPON PRESENTATION TO THE DRAWEE WITHOUT INQUIRY AS TO THE ACCURACY OF ANY STATEMENT AND REGARDLESS OF WHETHER APPLICANT OR ANYONE ELSE DISPUTES THE CONTENTS OF SUCH STATEMENT WHICH ACCOMPANIES SUCH DRAFT.

THIS LETTER OF CREDIT TS GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE PROVISIONS OF ARTICLE 5 OF THE NEW YORK UNIFORM COMMERCIAL CODE AND IS FURTHER SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500.

VERY TRULY YOURS, CUSTODIAL TRUST COMPANY

/s/ BEN J. SZWALBENEST
BEN J. SZWALBENEST PRESIDENT